EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Update to Butte Highlands Hard Rock Operating Permit Application

Coeur d’Alene, Idaho – April 5, 2012 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that its joint venture partner, Highland Mining, has updated and amended its previously-submitted application for a Hard Rock Operating Permit for the Butte Highlands Joint Venture Gold Project with additional information and responses to questions from the Montana Department of Environmental Quality (“MDEQ”).

According to MDEQ guidelines, the Company expects a response to its submission within 30 days.  Based on currently available timelines, Timberline anticipates the issuance of the required permits and the commencement of gold production at Butte Highlands in 2012.

Mine development and mining operations at Butte Highlands have been sub-contracted to Small Mine Development ("SMD"), an experienced underground mine operator which has performed mine development and mining operations for some of the largest mining companies in North America, including Newmont Mining and Barrick Gold.  As announced previously, the initial mine plan at Butte Highlands will target production of approximately 400 to 500 tons per day for the first four years of operation with material direct shipped to a nearby mill.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is targeted to commence later this year.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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